                                                                   EXHIBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT


Noble Affiliates, Inc.
Ardmore, Oklahoma

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-64600, 2-81590, 33- 32692, 2-66654 and 33-54084) of Noble
Affiliates, Inc. of our report on Energy Development Corporation dated February 16, 1996 (July 2, 1996 as to Notes 1 and 10), appearing in Form 8-K of Noble Affiliates, Inc., as amended.



Deloitte & Touche LLP

Houston, Texas
September 27, 1996